                                                                     EXHIBIT 4.1




                           RECAPITALIZATION AGREEMENT

                                      among

                            PROTOCOL HOLDINGS, INC.,


                                       and


                         THE SEVERAL PARTICIPANTS NAMED
                              IN SCHEDULE I HERETO,


                                       and


                          THE SEVERAL PARTIES SPECIFIED
                           AS "ORIGINAL STOCKHOLDERS"
                          ON THE SIGNATURE PAGES HEREOF
                            AND EACH ADDENDUM HERETO







                         Dated as of September 29, 1999

                                            TABLE OF CONTENTS

                                                                                                Page

ARTICLE I          THE SECURITIES, CLOSING....................................................   2
   SECTION 1.01.   Issuance and Sale to New Investors on the Initial Closing Date.............   2
   SECTION 1.02.   Redemption and Purchase by the Company.....................................   3
   SECTION 1.03.   Initial Closing Date.......................................................   4
   SECTION 1.04.   The Company's Right to Request Purchases of Additional Preferred Shares....   4
   SECTION 1.05.   Provision of Financing on Subsequent Closing Dates.........................   6
   SECTION 1.06.   Subsequent Closing Dates...................................................   6

ARTICLE II         REPRESENTATIONS AND WARRANTIES.............................................   7
   SECTION 2.01.   Representations and Warranties of the Original Stockholders................   7
   SECTION 2.02.   Representations and Warranties of the Tendering Stockholders as to the
                   Company....................................................................   8
   SECTION 2.03.   Representations and Warranties of the New Investors........................  24

ARTICLE III        COVENANTS..................................................................  26
   SECTION 3.01.   Certain Covenants..........................................................  26
   SECTION 3.02.   Rights of Inspection.......................................................  26
   SECTION 3.03.   Notice of Certain Events...................................................  26
   SECTION 3.04.   Use of Proceeds............................................................  27
   SECTION 3.05.   Consents and Approvals.....................................................  27
   SECTION 3.06.   Hart-Scott-Rodino Act......................................................  27
   SECTION 3.07.   Amended and Restated Certificate of Incorporation..........................  27
   SECTION 3.08.   Tax Sharing Agreements.....................................................  28
   SECTION 3.09.   Option Plan................................................................  28
   SECTION 3.10.   Restrictions...............................................................  28
   SECTION 3.11.   Debt Financing.............................................................  28
   SECTION 3.12.   Equity Financing...........................................................  28

ARTICLE IV         CONDITIONS PRECEDENT.......................................................  28
   SECTION 4.01.   Conditions Precedent to the Obligations of the New Investors with
                   Respect to the Initial Closing Date........................................  29
   SECTION 4.02.   Conditions Precedent to the Obligations of the Original Stockholders
                   and the Company with Respect to the Initial Closing Date...................  31

  SECTION 4.03.    Conditions Precedent to the Obligations of the New Investors with
                   Respect to Each Subsequent Closing.........................................  32
   SECTION 4.04.   Conditions Precedent to the Obligations of the Company with Respect to
                   Each Subsequent Closing....................................................  33

ARTICLE V          SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION...............................  34
   SECTION 5.01.   Survival of Representations................................................  34
   SECTION 5.02.   Tax Indemnity..............................................................  34
   SECTION 5.03.   General Indemnity..........................................................  37

ARTICLE VI         TERMINATION AND ABANDONMENT................................................  42
   SECTION 6.01.   Termination and Abandonment................................................  42
   SECTION 6.02.   Effect of Termination......................................................  43

ARTICLE VII        MISCELLANEOUS..............................................................  43
   SECTION 7.01.   Consent to Common Stock Redemption.........................................  43
   SECTION 7.02.   Expenses, Etc..............................................................  43
   SECTION 7.03.   Publicity and Confidentiality..............................................  44
   SECTION 7.04.   Appointment, Duties and Indemnification of Representative..................  44
   SECTION 7.05.   Execution in Counterparts..................................................  46
   SECTION 7.06.   Notices....................................................................  46
   SECTION 7.07.   Amendments, Supplements, Etc...............................................  47
   SECTION 7.08.   Entire Agreement...........................................................  47
   SECTION 7.09.   Applicable Law.............................................................  47
   SECTION 7.10.   Consent to Service of Process..............................................  48
   SECTION 7.11.   Binding Effect, Benefits...................................................  48
   SECTION 7.12.   Assignability..............................................................  48
   SECTION 7.13.   Stockholders Agreements....................................................  48
   SECTION 7.14.   Waiver of Dividend.........................................................  48
   SECTION 7.15.   Stockholder Approval.......................................................  49
   SECTION 7.16.   Supplement.................................................................  49
   SECTION 7.17.   Waiver.....................................................................  49

                                      INDEX TO SCHEDULES

Schedule         Description

I                New Investors
IIA              Original Stockholders (Pre-Closing)
IIB              Original Stockholders (Post-Closing)
III              Stockholders After the Closing
IV               Subsequent Financings
2.02(a)          Organization
2.02(b)          Subsidiaries
2.02(e)          Capitalization
2.02(f)          Financial Statements
2.02(g)          Certain Changes
2.02(h)          Actions Pending
2.02(i)          Liens and Encumbrances
2.02(j)          Properties, Contracts, etc.
2.02(k)          Real Property
2.02(n)          Intellectual Property; Software
2.02(p)          Taxes
2.02(q)          Governmental Approvals
2.02(r)          Noncompliance
2.02(s)          Labor Controversies
2.02(t)          Employee Benefit Plans
2.02(u)          Insurance
2.02(v)          Customers
2.02(w)          Accounts Receivable
2.02(y)          Related Party Transactions
2.02(z)          Broker's or Finder's Fees
3.01             Exceptions to Certain Covenants
7.02             Fees and Expenses
7.13             Stockholders Agreements
7.16             Additional Original Stockholders


                                INDEX TO EXHIBITS AND ANNEXES

Exhibit          Description


Exhibit A        Form of Amended and Restated Certificate of
                 Incorporation
Exhibit B        Form of Escrow Agreement
Exhibit C        Form of Stockholders Agreement
Exhibit D        Form of Registration Rights Agreement
Exhibit E        Form of Assumption Agreement
Exhibit F        Form of Stock Option Plan
Exhibit G        Form of Addendum

Annex

Annex I          Form of Amended Schedule II - Part B
Annex II         Form of Opinion of Kirkpatrick & Lockhart LLP

                  RECAPITALIZATION AGREEMENT dated as of September 29, 1999 among PROTOCOL HOLDINGS, INC., a Delaware corporation (the "Company"), the several participants named in Schedule I hereto (being hereinafter called individually a "New Investor" and collectively the "New Investors") and the several persons specified as "Original Stockholders" on the signature page hereof or any addendum hereto pursuant to Section 7.16 (such individuals being collectively referred to as the "Original Stockholders").

                  WHEREAS, as of the date hereof, there are issued and outstanding 3,804,750 shares of common stock, $.001 par value (the "Common Stock"), of the Company, 90,500 shares of Class B Common Stock, $.001 par value (the "Class B Common Stock"), and 6,462,606 shares of Series A Preferred Stock, $.001 par value ("Series A Preferred Stock"), of the Company, which shares are held by the Original Stockholders in the amounts set forth opposite the name of each Original Stockholder on Part A of Schedule II hereto;

                  WHEREAS, prior to the Initial Closing Date (as hereinafter defined), the Company desires to amend and restate its Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation"), to authorize the Series B Preferred Stock (as defined below) substantially in the form of Exhibit A hereto and to provide that the Company's authorized capital stock shall be changed from:

                  (x) 7,000,000 shares of Preferred Stock, $.001 par value, all of which have been designated as Series A Preferred Stock and (y) 15,000,000 shares of common stock, of which 14,900,000 shares have been designated as Common Stock and 100,000 shares have been designated as Class B Common Stock, to the following:

                  (a) 22,000,000 shares of Preferred Stock, $.001 par value, of which 7,000,000 shares shall be designated as Series A Preferred Stock and 15,000,000 shares shall be designated as Series B Convertible Preferred Stock, $.001 par value (the "Convertible Preferred Stock"), and (b) 40,000,000 shares of Common Stock, of which 39,900,000 shares shall be designated Common Stock and 100,000 shares shall be designated as Class B Common Stock, in each case with the rights and designations specified therein;

                  WHEREAS, on the Initial Closing Date, the Company wishes to issue and sell for cash to the New Investors listed on Schedule I up to an aggregate 10,247,848 shares of Convertible Preferred Stock at an aggregate purchase price of $80,957,999.20 (said shares of Convertible Preferred Stock being hereinafter collectively referred to as the "Recapitalization Securities"), and the New Investors, severally and not jointly, wish to purchase the Recapitalization Securities on the terms and subject to the conditions hereinafter set forth;

                  WHEREAS, immediately after the issuance and sale of the Securities to the New Investors, certain of the Original Stockholders desire to tender to the Company for redemption and purchase, and the Company desires to redeem and purchase, up to an aggregate 7,716,202 shares of capital stock of the Company held by such Original Stockholders for an aggregate redemption price up to $60,957,995.80, all on the terms and subject to the conditions set forth herein;

                  WHEREAS, from time to time during the three-year period after the Initial Closing Date, subject to the terms and conditions hereinafter set forth, the Company may wish to issue, sell and deliver to the New Investors up to an additional 3,797,468 shares (the "Additional Preferred Shares") of Convertible Preferred Stock, to finance the expansion of the business of the Company;

                  WHEREAS, it is the intention of the parties that the transactions contemplated hereby be accounted for as a recapitalization transaction and, in accordance with such, it is the intention of the New Investors, the Original Stockholders and the Company that, immediately after the consummation of the transactions contemplated by this Agreement, assuming the redemption of all shares of capital stock available for redemption and the issuance of all the Additional Preferred Shares up to 83.9% of the outstanding shares of capital stock of the Company shall be owned by the New Investors and as few as 16.1% of the outstanding shares of capital stock of the Company shall be owned by the Original Stockholders all in accordance with Schedule III hereto;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                             THE SECURITIES, CLOSING


                  SECTION 1.01. Issuance and Sale to New Investors on the Initial Closing Date. (a) Subject to the terms and conditions set forth herein, on the Initial Closing Date, the Company shall issue and sell to each New Investor, and each New Investor shall purchase from the Company, the number of Recapitalization Securities set forth opposite the name of such New Investor on
Schedule I hereto under the heading "Number of Shares of Series B Preferred Stock Purchased".

                  (b) As payment in full for the Recapitalization Securities so to be purchased by each New Investor, and against delivery thereof as aforesaid, on the Initial Closing Date, each New Investor shall pay to the Company by wire transfer in immediately available funds the amount set forth opposite the name of such New Investor on Schedule I hereto under the heading "Aggregate Purchase Price."

                  SECTION 1.02. Redemption and Purchase by the Company. (a) Subject to the terms and conditions set forth herein, on the Initial Closing Date simultaneously with the issuance and sale of the Recapitalization Securities to the New Investors pursuant to Section 1.01, each Original Stockholder set forth on Part B of Schedule II hereto (the "Tendering Stockholders") shall tender to the Company for redemption and purchase, and the Company shall redeem and purchase, up to the maximum number of shares of capital stock of the Company set forth opposite the name of such Original Stockholder in such Part B of Schedule II under the heading "Maximum Number of Shares Redeemed," up to an aggregate 7,716,202 shares. Such tender shall be effected by delivery of the certificates evidencing the shares so tendered, duly endorsed and blank or accompanied by stock powers duly endorsed and blank with all signatures guaranteed and all requisite stock transfer taxes paid and stamps affixed.

                  (b) The definitive number of shares of capital stock to be tendered for redemption by each Tendering Stockholder shall be determined no later than the fifth business day prior to the Initial Closing Date by delivery to the Company by each Tendering Stockholder of a notice in writing specifying the actual number of shares of Common Stock, Class B Common Stock or Series A Preferred Stock that each Tendering Stockholder has elected to redeem. Upon such election, Part B of Schedule II hereto shall be amended (in the form of Annex I hereto) to reflect the actual number of shares to be tendered for redemption on the Initial Closing Date. It is understood that the Tendering Stockholders set forth on Part B of Schedule II marked as "Exiting Stockholders" shall tender for redemption 100% of the shares of capital stock of the Company owned by such stockholders on the Initial Closing Date.

                  (c) As payment in full of the price for the redemption and purchase of such Common Stock, Class B Common Stock or Series A Preferred Stock so tendered for redemption and purchase, and against delivery thereof as aforesaid, on the Initial Closing Date, the Company shall pay an amount in cash equal to the number of shares of Common Stock, Class B Common Stock or Series A Preferred Stock, as the case may be, tendered for redemption and purchase multiplied by $7.90, up to a maximum of $60,957,995.80 (the "Redemption Price"), payable as follows:

                  (i) the Company shall deposit $2,268,143 in cash (the "Escrow Amount") in an escrow account pursuant to the Escrow Agreement (the "Escrow Agreement") substantially in the form of Exhibit B hereto among the Tendering Stockholders, the New Investors, the Company and the escrow agent named therein (the "Escrow Agent"), to be held and distributed by such Escrow Agent in accordance with the terms thereof.

                 (ii) the Company shall pay $1,500,000 to Benedetto, Gartland & Company ("BGC") to satisfy in part the fees and expenses set forth on
         Schedule 2.02(z) and 7.02 hereto); and

                (iii) the Company shall pay the fees and expenses payable by it pursuant to the terms of any contract or commitment obtained by it and permitted pursuant to Section 3.01 hereto; and

                 (iv) the Company shall pay to the Tendering Stockholders on a pro rata basis by wire transfer in immediately available funds to the account specified in writing by the Tendering Stockholders no later than three business days prior to the Initial Closing Date, an amount equal to the difference between (x) the Redemption Price, as finally determined based on the actual number of shares tendered for redemption in accordance with Section 1.02(b) and (y) the sum of the payments made pursuant to subparagraphs (i) and (ii) above.

                  (d) All rights of the Tendering Stockholders with respect to such shares of Common Stock, Class B Common Stock and Series A Preferred Stock so redeemed and purchased shall forthwith cease upon such payment.

                  SECTION 1.03. Initial Closing Date. The closing of the sale and purchase of the Recapitalization Securities and the redemption contemplated by Section 1.02 above shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, on the business day following the satisfaction or waiver of each of the conditions precedent to such closing set forth in Sections 4.01 and 4.02 hereof or at such other date and time or at such other place as may be mutually agreed upon among the New Investors, the Original Stockholders and the Company but in no event later than October 20, 1999 (such closing being herein called the "Initial Closing" and such date and time being herein called the "Initial Closing Date").

                  SECTION 1.04. The Company's Right to Request Purchases of Additional Preferred Shares. (a) In addition to the Recapitalization Securities to be issued and sold to the New Investors on the Initial Closing Date, the Company may request that the

New Investors acquire the Additional Preferred Shares (said Additional Preferred Shares, together with the Recapitalization Securities, being hereinafter collectively called, the "Securities"), all pursuant to this Section 1.04.

                  (b) The maximum number of Additional Preferred Shares that may be purchased by each New Investor and the aggregate purchase price for such Additional Preferred Shares pursuant to this Section 1.04 is set forth opposite the name of such New Investor on Schedule IV hereto under the headings "Maximum Number of Shares of Series B Preferred Stock" and "Maximum Additional Preferred Purchase Price", respectively. Any purchase of Additional Preferred Shares by the New Investors on any Subsequent Closing Date (as hereinafter defined) shall be pro rata among the New Investors in proportion to the maximum amount listed on Schedule IV hereto. The aggregate number of Additional Preferred Shares for a Subsequent Closing Date shall be reduced by the aggregate number of Additional Preferred Shares purchased on previous Subsequent Closing Dates. On the date (the "Termination Date") that is the earlier to occur of (i) the third anniversary of the Initial Closing Date, (ii) such time as the Company shall have consummated an initial public offering of its Common Stock registered under the Securities Act of 1933, as amended (the "Securities Act") (an "IPO") and
(iii) a Change of Control, the number, if any, of Additional Preferred Shares available for purchase hereunder, after taking into account all reductions thereof, shall no longer be subject to any of the provisions of this Section 1.04.

                  As used in this Section 1.04, the term "Change of Control" shall mean (i) a consolidation or merger of the Company with or into any other unrelated corporation (other than a merger in which the Company is the surviving corporation and which will not result in more than 50% of the capital stock of the Company outstanding being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Company as an entirety to any other unrelated person, or (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than the New Investors and their respective affiliates) of voting stock of the Company representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise. The terms "person" and "group" shall have the meanings set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Company so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Company.

                  (c) At any time prior to the Termination Date, in the event that the Company desires to finance (x) capital expenditures approved by the Board of Directors for the business of the Company, including without limitation additional acquisitions, (y) operating expenses approved by the Board of Directors of the Company or (z) for general corporate purposes, the Board of Directors may, on one or more occasions, notify the New Investors that it wishes financing. Such notice (a "Put Notice") shall be in writing and shall specify
(i) the applicable purpose (including a brief description thereof), (ii) that the Put Notice has been authorized by the Board of Directors of the Company,
(iii) the amount of Additional Preferred Shares to be purchased, (iv) that the anticipated net proceeds from such financing will not be greater than is reasonably necessary for the applicable purpose and costs incurred in connection therewith and (v) the Subsequent Closing Date for such financing, provided, however, that no Subsequent Closing Date shall be scheduled to occur less than 10 or more than 30 days after the date of the Put Notice to which it relates.

                  (d) Within 10 days after receipt of a Put Notice pursuant to paragraph (c) above, the New Investors, subject to the other conditions set forth in this Agreement, shall be required to purchase the Additional Preferred Shares in accordance with Section 1.05 below.

                  SECTION 1.05. Provision of Financing on Subsequent Closing Dates. In the event that the Company shall have delivered a Put Notice, then, subject to the other terms and conditions of this Agreement, on the Subsequent Closing Date specified in such Put Notice, the Company shall issue, sell and deliver to each New Investor, and each New Investor shall purchase from the Company the number of Additional Preferred Shares specified in the Put Notice at a purchase price equal to $7.90 for each Additional Preferred Share. On each Subsequent Closing Date, the Company shall issue stock certificates in definitive form, registered in the name of each New Investor, evidencing the Additional Preferred Shares being purchased by such New Investor in the amount specified in the Put Notice.

                  SECTION 1.06. Subsequent Closing Dates. Each closing of a sale and purchase of Additional Preferred Shares shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, at 10 a.m., New York time, on such dates, (which shall not be a day on which banking institutions in the State of New York are required or authorized to close) as shall be specified in any Put Notice (each such closing being herein called a "Subsequent Closing" and each such date and time being herein called a "Subsequent Closing Date").

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES


                  SECTION 2.01. Representations and Warranties of the Original Stockholders. Each of the Original Stockholders, severally and not jointly, represents and warrants to the New Investors as to itself as follows:

                  (a) Authorization of Agreement, Etc. Such Original Stockholder has full legal capacity and unrestricted power to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Original Stockholder of this Agreement, and the execution and delivery by such Original Stockholder of the Escrow Agreement, the Stockholders Agreement substantially in the form of Exhibit C hereto (the "Stockholders Agreement"), the Registration Rights Agreement substantially in the form of Exhibit D (the "Registration Rights Agreement"), and the Assumption Agreement substantially in the form of Exhibit E (the "Assumption Agreement", and together with the Escrow Agreement, the Stockholders Agreement and the Registration Rights Agreement, the "Ancillary Agreements"), to the extent it is a party thereto, will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Original Stockholder is a party or by which such Original Stockholder or any of its respective properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the shares of capital stock of the Company owned by such Original Stockholder.

                  (b) Validity. This Agreement has been duly executed and delivered by such Original Stockholder and constitutes the legal, valid and binding obligation of such Original Stockholder, enforceable in accordance with its terms. Each of the Ancillary Agreements when executed and delivered by such Original Stockholder will constitute the legal, valid and binding obligation of such Original Stockholder, enforceable in accordance with its terms.

                  (c) Title to Shares. Such Original Stockholder owns, of record and beneficially, the number of shares of Common Stock, Class B Common Stock and Series A Preferred Stock set forth opposite its name on Part A of Schedule II hereto, free and clear of any pledges, security interests, liens, charges or other encumbrances. Upon the filing by the Company of the Amended and Restated Certificate of Incorporation, but immediately prior to the tender of Common Stock, the Class B Common Stock or

Series A Preferred Stock by the Tendering Stockholders pursuant to Section 1.02 hereof, such Original Stockholder will own, of record and beneficially, the number of shares of Common Stock, Class B Common Stock or Series A Preferred Stock set forth opposite its name on Part B of Schedule II hereto, free and clear of any pledges, security interests, liens, charges or other encumbrances.

                  SECTION 2.02. Representations and Warranties of the Tendering Stockholders as to the Company. Each of the Tendering Stockholders, severally and not jointly, represents and warrants to the New Investors as to the Company as follows:

                  (a) Organization, Power, Etc. of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified or licensed to do business in each of the jurisdictions set forth on Schedule 2.02(a). Except as set forth on
Schedule 2.02(a), neither the nature of the business transacted by the Company nor the character of the properties owned or held by it makes licensing or qualification as a foreign corporation in any other jurisdiction necessary except where the failure to so qualify would not have a material adverse effect on the financial condition, operations or business of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect"). The Company has the corporate power and authority to (i) own and hold its properties and to carry on its business as currently conducted, (ii) execute, deliver and perform this Agreement and the Ancillary Agreements, (iii) issue, sell and deliver the Securities and (iv) redeem and purchase the shares of Common Stock, Class B Common Stock or Series A Preferred Stock to be tendered for redemption pursuant to Section 1.02 hereof.

                  (b) Subsidiaries. (i) Schedule 2.02(b) includes a complete and accurate list of each Subsidiary of the Company, indicating the jurisdiction of incorporation, each jurisdiction in which such Subsidiary is qualified as a foreign corporation, its capital structure (including all authorized and outstanding shares), and the nature and level of ownership in such Subsidiary by the Company, any subsidiary of the Company and any other person (for purposes of this Agreement, "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, or an unincorporated organization). Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary except where the failure to so qualify would not have a Material Adverse Effect. Except as set forth on Schedule 2.02(b), all the outstanding shares of capital stock of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company or by a wholly-owned subsidiary of the Company, free and clear of any liens, claims, charges, restrictions, rights of others, security interests, prior assignments or other encumbrances of any nature whatsoever (collectively, "Claims").

                 (ii) Except as set forth on Schedule 2.02(b) hereto, neither the Company nor any of its Subsidiaries (as hereinafter defined) owns of record or beneficially, directly or indirectly, (x) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or
(y) any participating interest in any partnership, joint venture or other non-corporate business enterprise.

                (iii) For purposes of this Agreement, the term "Subsidiary", when used with respect to the Company, shall mean any corporation or other business entity, a majority of whose outstanding equity securities is at the time owned, directly or indirectly, by the Company and/or one or more other subsidiaries of the Company.

                  (c) Authorization of Agreements, Etc. (i) Each of (A) the execution and delivery by the Company of this Agreement and the Ancillary Agreements and the performance by the Company of its obligations hereunder and thereunder, (B) the issuance and sale of the Securities, and (C) the redemption and purchase by the Company of the shares of Common Stock, Class B Common Stock and Series A Preferred Stock to be tendered for redemption pursuant to Section
1.02 hereof have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company or any of its Subsidiaries, or any judgment, award or decree or any provision of any indenture, agreement or other instrument to which it or any of its Subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its Subsidiaries other than violations, conflicts, breaches or defaults (exclusive of violations of the Certificate of Incorporation or By-laws of the Company or any of its Subsidiaries) which would not have a Material Adverse Effect.

                 (ii) Upon acceptance of the filing of the Amended and Restated Certificate of Incorporation, the Securities will have been duly authorized by the Company and, when issued, sold and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Convertible Preferred Stock, and will be owned by each of the New Investors in the amounts set forth opposite the name of such New Investor on Schedule I hereto free and clear of any claims, liens or encumbrances by the Company. The issuance, sale and delivery of the Securities are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person, except as set forth in
Schedule 7.13 hereto.

                (iii) The Common Stock, Class B Common Stock and Series A Preferred Stock to be tendered for redemption and purchase pursuant to Section
1.02 hereof, when so tendered and upon payment of the redemption and purchase price therefor pursuant to said Section 1.02, will be validly redeemed and purchased and fully paid for and all rights of the Tendering Stockholders with respect to such shares of Common Stock, Class B Common Stock and Series A Preferred Stock so redeemed and purchased shall forthwith cease.

                  (d) Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Ancillary Agreements, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  (e) Capitalization. (i) Prior to the filing by the Company of the Amended and Restated Certificate of Incorporation, the authorized capital structure of the Company consisted of (x) 7,000,000 shares of Preferred Stock, all of which shares have been classified as Series A Preferred Stock and (y) 15,000,000 shares of common stock, of which 14,900,000 shares have been classified as Common Stock and 100,000 shares have been classified as Class B Common Stock. Upon the filing by the Company of the Amended and Restated Certificate of Incorporation, but immediately prior to the consummation of the transactions contemplated hereby, the authorized capital stock of the Company will consist of (x) 22,000,000 shares of Preferred Stock, of which 7,000,000 shares shall be designated as Series A Preferred Stock, 6,462,606 of which shares will be issued and outstanding and 15,000,000 shares shall be designated as Series B Convertible Preferred Stock, none of which will be issued and outstanding, and (y) 40,000,000 shares of common stock, of which 39,900,000 shares shall be designated Common Stock, 3,804,750 of which shares will be issued and outstanding and 100,000 shares shall be designated as Class B Common Stock, 90,500 of which shares will be issued and outstanding. Except as contemplated by this Agreement or set forth in Schedule 2.02(e) hereto, (x) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company or any of its Subsidiaries is authorized or outstanding, (y) there is not any commitment of the Company or any of its Subsidiaries (whether oral or written, fixed or contingent or otherwise) to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock, any evidences of indebtedness or assets and (z) the Company and its Subsidiaries have no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Part A of Schedule II hereto contains a true and complete list of all the holders of shares of capital stock of the Company and their respective share holdings as of the date hereof. Part B of Schedule II hereto contains a true and complete list of all the holders of shares of capital stock of the Company and their respective share holdings after giving effect to the filing by the Company of the Amended and Restated Certificate of Incorporation, but immediately prior to the Initial Closing. Schedule III hereto contains a true and complete list of all the holders of shares of capital stock of the Company and their respective share holdings immediately after giving effect to the transactions contemplated hereby assuming the redemption of all shares of capital stock available for redemption.

                  (f) Financial Statements. Attached as Schedule 2.02(f) hereto are (i) the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1998 and their related consolidated statements of income, stockholders' equity and cash flows for the year then ended, certified by KPMG Peat Marwick, the independent certified public accountants retained by the Company, and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of July 31, 1999, and the related statements of income, stockholders' equity, and cash flows for the seven months then ended, certified by the principal financial officer of the Company. Except as set forth in
Schedule 2.02(f), all such financial statements (including any related schedules and/or notes, if any) have been prepared in accordance with generally accepted accounting principles consistently applied and consistent with prior periods ("GAAP"), except that such interim statements are subject to year end adjustments (consisting only of normal recurring accruals, which in the aggregate, would not be Material) and do not have all footnotes required under generally accepted accounting principles. Except as set forth in Schedule 2.02(f) hereto, such balance sheets fairly present the consolidated financial position of the Company and its Subsidiaries as of their respective dates, and such statements of operations, changes in stockholders' equity and cash flows fairly present the consolidated results of operations of the Company and its Subsidiaries for the respective periods then ended, subject, in the case of unaudited financial statements, to normal year-end adjustments (which adjustments, in the aggregate, would not be material). Except (i) as set forth in the consolidated financial statements of the Company and its Subsidiaries as of December 31, 1998, or (ii) as incurred in the ordinary course of business and consistent with past practice since December 31, 1998, or (iii) as set forth on
Schedule 2.02(f) hereto, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any kind or nature, whether known or unknown (whether absolute, secured, contingent or otherwise) and whether due or to become due that would have a Material Adverse Effect.

                  (g) Absence of Certain Changes or Events. Since December 31, 1998, except as otherwise set forth in Schedule 2.02(g) hereto, neither the Company nor any of its Subsidiaries has:

                  (i) incurred any obligation or liability (fixed or contingent) material to the Company and its Subsidiaries taken as a whole ("Material"), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, and except in connection with this Agreement and the transactions contemplated hereby;

                 (ii) discharged or satisfied any lien, security interest, charge or other encumbrance or paid any Material obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

                (iii) mortgaged, pledged or subjected to any lien, security interest, charge or other encumbrance any of its Material assets or properties (other than as set forth on Schedule 2.02(g)(iii) hereto ("Permitted Liens"));

                 (iv) transferred, leased or otherwise disposed of any of its Material assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any Material assets or properties;

                  (v) declared, set aside or paid any distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeemed or otherwise acquired any of its capital stock or split, combined or otherwise similarly changed its capital stock or authorized the creation or issuance of or issued or sold any capital stock or any securities or obligations convertible into or exchangeable therefor, or given any person any right to acquire any capital stock from the Company or any of its Subsidiaries, or agreed to take any such action;

                 (vi) canceled or compromised any debt or claim in excess of $25,000 other than in the ordinary course of business consistent with past practice;

                (vii) waived or released any rights of Material value except as contemplated hereby;

               (viii) transferred or granted any Material rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, servicemarks or copyrights or with respect to any know-how;

                 (ix) made or granted any material wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract involving payments of more than $50,000 per annum with, or made any loan in excess of $10,000 to, or entered into any material transaction of any other nature with, any officer or employee of the Company or affiliates;

                  (x) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect the ability of the Company and its Subsidiaries taken as a whole to conduct the business conducted by such entities; or

                 (xi) suffered any Material Adverse Effect.

                  (h) Actions Pending, Etc. Schedule 2.02(h) hereto sets forth a complete list and an accurate description of all actions, suits or proceedings involving claims relating to the business of the Company or any of its Subsidiaries by or against the Company or any of its Subsidiaries pending or threatened against the Company or any of its Subsidiaries in writing by counsel for the plaintiff or claimant at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which is reasonably likely to have a Material Adverse Effect. Schedule 2.02(h) sets forth a complete list and an accurate description of all orders, judgments or decrees of any court or governmental agency currently in effect with respect to which the Company or any of its Subsidiaries has been named or is a party which apply, in whole or in part, to any of the assets of the Company or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

                  (i) Title to Properties, Absence of Liens and Encumbrances. Except as set forth in Schedule 2.02(i) hereto, the Company and each of its Subsidiaries, as the case may be, (x) has good and marketable title to all its real property and (y) has good and valid title to all its other Material assets and properties, in each case free and clear of all Claims of any nature whatsoever, other than Permitted Liens.

                  (j) List of Properties, Contracts and Other Data. Annexed hereto as Schedule 2.02(j) is a list setting forth with respect to the Company and each of its Subsidiaries the following:

                  (i) all real property owned by the Company or any of its Subsidiaries, all leases of real property leased by and/or used in the business of the Company and its Subsidiaries and all leases or group of related leases of personal property to which the Company or any of its Subsidiaries is a party either as lessee (in which case such Schedule 2.02(j) shall include only leases which involve monthly payments of $10,000 or more) or lessor, in each case with a brief description of the property to which each such lease relates;

                 (ii) (A) all Material patents, trademarks and trade names, trademark and trade name registrations, servicemark registrations, copyrights and copyright registrations, unexpired as of the date hereof, all applications pending on said date for any such patent, trademark, trade name, servicemark or copyright registrations, owned or held by the Company or any of its Subsidiaries and (B) all licenses granted by or to the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which relate, in whole or in part, to any items of the categories mentioned in (A) above or to other proprietary rights reasonably necessary to, or used by the Company or by any of its Subsidiaries (such items listed in (A) and (B) above and such other proprietary rights being collectively referred to herein as the "Intellectual Property Rights"), whether owned by it or otherwise;

                (iii) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of the Company or any of its Subsidiaries;

                 (iv) all contracts, understandings and commitments relating to
         (i) contracts, understandings and commitments with governmental entities, (ii) financing arrangements, including, without limitation, mortgages, indentures and loan agreements which exceed $25,000, (iii) the ten largest customers of the Company and its Subsidiaries, ranked by annual revenue, (iv) any contract or group of related contracts, understandings and commitments (other than customer contracts), which exceed $100,000 in amount and (v) any other Material contracts, understandings and commitments; and

                  (v) the names of all employees of the Company or any of its Subsidiaries making more than $90,000 per year.

                  True and complete copies of all documents and reasonably complete descriptions of all oral understandings (if any) referred to in
Schedule 2.02(j) have been provided to the New Investors and their counsel. In addition, a true and complete schedule of the current annual compensation rates for the employees listed pursuant to clause (v) above has been provided to the New Investors and their counsel. Except as disclosed in such Schedule, neither the Company nor any of its Subsidiaries has been notified of any claim that any contract referred to in such Schedule is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such contract any existing default or event of default or event which with notice or lapse of time or both would constitute such a default.

                  (k) Use of Real Property. Except as set forth in Schedule 2.02(k) hereto, the leased real properties listed in Schedule 2.02(j) hereto are used and operated in compliance and conformity in all material respects with all applicable leases, contracts, commitments, licenses and permits. Neither the Company nor any of its Subsidiaries has received written notice of any Material violation of any applicable law, order, regulation or requirement relating to its operations or to the assets of the Company or any of its Subsidiaries and, to the knowledge of the Company, there is no such violation which would have a Material Adverse Effect.

                  (l) Leasehold Interests. Each lease or agreement to which the Company or any of its Subsidiaries is a party and under which it is a lessee of any real property, or any Material item of personal property, owned by any third party is a valid and subsisting agreement, without any Material default of the Company or any of its Subsidiaries thereunder and, to the best knowledge of the Company, without any default thereunder of any other party thereto. No claim been asserted in writing against the Company or any of its Subsidiaries adverse to its rights in such leasehold interests which would have a Material Adverse Effect.

                  (m)      [intentionally omitted]

                  (n) Intellectual Property Rights; Software. (i) Except as set forth in Schedule 2.02(n), (x) the Company and each of its Subsidiaries hold free from contractual restrictions which would have a Material Adverse Effect, all Intellectual Property Rights set forth in Schedule 2.02(j), (y) all Intellectual Property Rights are valid and enforceable and (z) neither the Company nor any of its Subsidiaries has received written notice that the Company or any of its Subsidiaries is infringing upon any material Intellectual Property Rights of any other person.

                 (ii) Schedule 2.02(n) lists all Material operating, management, developmental and applications computer programs, software, databases and related documentation owned, held or licensed by the Company or any of its Subsidiaries (collectively, the "Software"), except for "off-the-shelf" programs generally available to the public. The Software includes all Material software, applications, databases and related documentation used in the conduct of the business of the Company. Except as set forth on Schedule 2.02(n), (x) the Company and each of its Subsidiaries own or have valid rights to use the Software and have received no written notice of infringement of the rights of others and (y) the Company and each of its Subsidiaries have taken and are taking reasonable precautions consistent with industry practices for such information to protect any material trade secrets and other confidential information included in the Software.

                  To the knowledge of the Company, all computer software, hardware, data bases and systems used by the Company and/or its Subsidiaries are free from any problems associated with changes in the calendar date from December 31, 1999 to January 1, 2000 (collectively, the "Y2K Problem"), other than any such problems the existence of which would not result in a Material Adverse Effect. The Company and its Subsidiaries have made all upgrades reasonably necessary to respond to the Y2K Problem. The Company and its Subsidiaries have conducted reasonable system tests with respect to the Y2K Problem and are satisfied with the results of such tests.

                  (o) Trade Secrets. No third party has notified the Company or any of its Subsidiaries in writing that any person employed or otherwise affiliated with the Company or any of its Subsidiaries has, in respect of his or her activities to date, violated any of the terms or conditions of his or her employment contract with any third party, or disclosed or utilized any trade secrets or proprietary information or documentation of any third party, or interfered in the employment relationship between any third party and any of its employees.

                  (p) Taxes. (i) Except as set forth on Schedule 2.02(p), (i) each of the Company and each of its Subsidiaries has duly and timely filed or caused to be filed all federal and all other material Tax returns, reports, estimates and information and other statements or returns (collectively, "Tax Returns") required to be filed by or on behalf of the Company or such Subsidiary, as the case may be, and any affiliated, consolidated, combined or unitary group of which the Company or any of its Subsidiaries is or has been a member (a "Tax Group") has duly and timely filed or caused to be filed all federal and all other material Tax Returns required to be filed by or on behalf of the Company, or such Subsidiary, as the case may be, pursuant to any applicable federal, state, local or foreign tax laws for all years and periods for which such Tax Returns have become due, and (ii) all such Tax Returns (including all informational Tax Returns) were correct in all material respects as filed and correctly reflect in all material respects any Tax or Taxes required to be paid or collected by the Company, any of its Subsidiaries or any Tax Group.

                 (ii) For purposes of this Agreement, "Tax" and "Taxes" shall mean (A) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, gains, franchise, profits, license, withholding on amounts paid or received, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, custom duties or other taxes, governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such taxes (domestic or foreign) and (B) any liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in (A) as a result of being a member of an affiliated, consolidated, combined or unitary group for federal, state, local or foreign Tax purposes, and
(C) any liability of the Company or any of its Subsidiaries as a result of being a party to any tax sharing or allocation agreement.

                (iii) Except as set forth on Schedule 2.02(p), the Company, each of its Subsidiaries and any Tax Group have paid all Taxes shown on the Tax Returns and all other material Taxes, or where payment is not yet due, have established, consistent with past practice, an adequate reserve on their respective books and records for the payment of all such Taxes with respect to any taxable period (or portion thereof) ending on or prior to the Initial Closing Date (or otherwise relating or attributable to periods up to and including the Initial Closing Date).

                 (iv) Except as set forth on Schedule 2.02(p), the Company has not waived or extended the period of assessment under applicable law with respect to any Tax Return of the Company, any of its Subsidiaries or any Tax Group. Schedule 2.02(p) indicates those Tax Returns of the Company, any of its Subsidiaries or any Tax Group that either have been audited or are currently the subject of an audit or a pending or threatened audit. Except as set forth on
Schedule 2.02(p), there is no dispute or claim (including any anticipated claim) concerning any Taxes of the Company, any of its Subsidiaries or any Tax Group either (A) claimed or raised by any authority in writing or (B) as to which the Original Stockholders have actual knowledge.

                  (v) Except as set forth on Schedule 2.02(p), for periods up to and including the Initial Closing Date, the Company and each of its Subsidiaries have been includable members of the "affiliated group" (within the meaning of Section 1504 of the Code) of which the Company is currently the parent; for such periods each of the Company and each of its Subsidiaries was entitled to report its income on consolidated federal income tax returns filed on behalf of such affiliated group and, for such periods, all federal income tax returns required to be filed by the Company or any such Subsidiary have been (or will be) duly and timely filed by the Company on a consolidated basis. Except as set forth on
Schedule 2.02(p) hereto, for all periods all other Tax Returns of each of the Company and each of its Subsidiaries have been filed on a separate company, non-combined, non-consolidated and non-unitary basis.

                 (vi) Except as set forth in Schedule 2.02(p), neither the Company nor any of its Subsidiaries has (A) received or is the subject of an application for a tax ruling or entered into a legally binding agreement (such as a closing agreement) with a taxing authority, which ruling or agreement could affect the Taxes of the Company after the Initial Closing Date, or (B) filed any election or caused any deemed election under Section 338 of the Code for which the applicable Tax liability has not been paid.

                (vii) Except as set forth in Schedule 2.02(p), (A) no extensions of time have been granted to the Company, any of its Subsidiaries or any Tax Group to file any Tax Return required by applicable law to be filed by it prior to or on the Initial Closing Date, which have expired, or will expire, on or before the Initial Closing Date without such Tax Return having been filed; (B) no deficiency or adjustment for any Taxes of the Company, any of its Subsidiaries or any Tax Group has been proposed, asserted or assessed in writing, and no federal, state, local or foreign audits or other administrative proceedings or court proceedings are pending with regard to any such Taxes of the Company, any of its Subsidiaries or any Tax Group; (C) no waiver or consent extending any statute of limitations for the assessment or collection of any Taxes has been executed by the Company, any of its Subsidiaries or any Tax Group or on behalf of the Company or such Tax Group, nor have any requests for such waivers or consents been proposed in writing; (D) neither the Company nor any of its Subsidiaries owns or leases any interest in real property in the State of New York; and (E) neither the Company nor any of its Subsidiaries owns or leases any interest in real property in any other jurisdiction in which a Tax will be payable with respect to such interest in real property as a result of the transactions contemplated hereby.

               (viii) Except as set forth in Schedule 2.02(p), neither the Company nor any of its Subsidiaries has ever been a party to any tax-sharing or allocation agreements.

                 (ix) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that would result, by reason of the consummation of any of the transactions contemplated herein, separately or in the aggregate, in the payment of any "excess parachute payments" by the Company or any of its Subsidiaries within the meaning of Section 280G of the Code.

                  (x) Except as set forth in Schedule 2.02(p), neither the Company nor any of its Subsidiaries is currently or will be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for any taxable period (or portion thereof) ending on or before the Initial Closing Date (a "Pre-Closing Tax Period") or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of the Company for any Pre-Closing Tax Period.

                 (xi) No agreement or consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), has ever been made which is currently in effect with respect to the Company or any of its Subsidiaries or any assets or properties of the Company or any of its Subsidiaries. Further, neither the Company nor any of its subsidiaries shall make any agreement or consent pursuant to said Section 341(f) in respect of the transactions contemplated by this Agreement.

                (xii) The Company and each of its Subsidiaries have complied with all applicable laws relating to the withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code) and have, within the time and within the manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be withheld and paid over under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

               (xiii) No power of attorney has been granted which is currently in effect by or with respect to the Company or any of its Subsidiaries with respect to any matter relating to Taxes.

                (xiv) No claim has ever been made by any governmental authority in a jurisdiction where the Company does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

                 (xv) The Company has previously delivered or made available to the New Investors complete and accurate copies of each of: (i) all audit reports, letter rulings and technical advice memoranda relating to federal, state and local Taxes due from or with respect to the Company or any of its Subsidiaries, (ii) the federal, state and local Tax Returns filed by the Company or any of its Subsidiaries and (iii) any closing agreements entered into by the Company or any of its Subsidiaries.

                  (q) Governmental Approvals. Except (i) as set forth in
Schedule 2.02(q) hereto and (ii) any filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), no approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental authority is required for the execution, delivery and performance by the Company of this Agreement or any of the Ancillary Agreements, or in connection with the issuance, sale and delivery of the Securities.

                  (r) Compliance With Law; Environmental Matters. (i) Except as set forth in Schedule 2.02(r) hereto, the Company and each of its Subsidiaries has all governmental licenses, franchises and permits required under applicable law for the business to be conducted in all Material respects (collectively, "Governmental Permits") other than Governmental Permits that can be readily obtained without resulting in a Material Adverse Effect.

                 (ii) The business of the Company and each of its Subsidiaries is being conducted in compliance in all Material respects with all applicable laws, ordinances, rules and regulations of all governmental authorities relating to their respective properties or applicable to their respective businesses, including without limitation the terms of all Governmental Permits and federal securities laws, other than non-compliance that can be cured without resulting in a Material Adverse Effect. Except as set forth in Schedule 2.02(r) hereto, neither the Company nor any of its Subsidiaries has received any written notice of any alleged Material violation of any of the foregoing, nor are any of the Original Stockholders aware of any basis for any such allegation.

                (iii) The Company and each of its Subsidiaries conducts its businesses and operations in compliance in all Material respects with all applicable environmental laws, ordinances and regulations, and neither the Company nor any of its Subsidiaries has received written notice of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste (collectively, an "Environmental Event") by the Company or any of its Subsidiaries or with respect to any premises owned or occupied by them which would have a Material Adverse Effect. Without limiting the generality of the foregoing, to the knowledge of the Company, neither the Company, any of its Subsidiaries nor any predecessor corporation has disposed of or placed on or in any property or facility used in its business any waste materials, hazardous materials or hazardous substances in violation of law.

                  (s) Labor Controversies. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, and no such agreement is applicable to any employees of the Company or any of its Subsidiaries. There are not any controversies between the Company or any of its Subsidiaries and any of such employees which might reasonably be expected to have a Material Adverse Effect or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending, nor has the Company received written notice of any which are threatened, relating to the business of the Company or any of its Subsidiaries. To the knowledge of the Company, there are not any organizational efforts presently being made or threatened involving any of such employees. Except as set forth in Schedule 2.02(s) hereto, neither the Company nor any of its Subsidiaries has received written notice of any claim that the Company or any of its Subsidiaries has not complied in all Material respects with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that the Company or any of its Subsidiaries is liable for any Material arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (t) Employee Benefit Plans. (i) The Company, its Subsidiaries and each other entity, that together with the Company, would be treated as a single employer under Sections 414(b), (c) or (o) of the Code (an "ERISA Affiliate") have complied and currently are in compliance in all material respects, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, with respect to each "employee benefit plan" as defined under Section 3(3) of ERISA which the Company or any ERISA Affiliate (A) has ever adopted, maintained, established, contributed to, been required during the six-year period ending on the Initial Closing Date to contribute to or could have any liability with respect to, (B) currently maintains or to which the Company or any of its Subsidiaries currently contributes or is required to contribute or
(C) currently participates in or is required to participate in (a "Plan").
Schedule 2.02(t) hereto lists each Plan.

                 (ii) Neither the Company nor any ERISA Affiliate has during the six-year period ending on the Initial Closing Date maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, a "multiemployer plan" (as defined in Section 3(37) of ERISA). No amount is due or owing from the Company or any ERISA Affiliate on account of a "multiemployer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

                (iii) Neither the Company nor any ERISA Affiliate has maintained, contributed to or been required to contribute to, nor do any of its employees participate in, any defined benefit plan as defined in Section 3(35) of ERISA.

                 (iv) Notwithstanding anything else set forth herein, other than routine claims for benefits and liability for premiums due to the Pension Benefit Guaranty Corporation, neither the Company nor any ERISA Affiliate has incurred any liability with respect to a Plan that is currently due and owing and has not yet been satisfied, including without limitation under ERISA (including without limitation Title I or Title IV thereof), the Code or other applicable law, and no event has occurred, and, to the knowledge of the Company, there exists no condition or set of circumstances (other than the accrual of benefits under the normal terms of the Plans), which could result in the imposition of any liability of the Company with respect to a Plan, including without limitation under ERISA (including without limitation Title I or Title IV thereof), the Code or other applicable law with respect to a Plan.

                  (v) Except (i) as required by applicable law or (ii) as set forth in Schedule 2.02(t) hereto or provided in any insurance policy listed in
Schedule 2.02(u) hereto, neither the Company nor any ERISA Affiliate has committed itself, orally or in writing, (x) to provide or cause to be provided to any person any payments or provision of any "welfare" or "pension" benefits (as defined in Sections 3(1) and 3(2) of ERISA) in addition to, or in lieu of, those payments or benefits set forth under any Plan, (y) to continue the payment of, or accelerate the payment of, benefits under any Plan, except as expressly set forth thereunder or (z) to provide or cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit to any person (including without limitation any former or current employee) except as set forth under any Plan.

                 (vi) Notwithstanding any other provisions to the contrary set forth herein, the New Investors shall not assume any liability which the Company or any of its Subsidiaries may have incurred or may incur which arises out of, is a result of, or is in any way related to, any Plan.

                  (u) Insurance. All policies of fire, liability, workers' compensation, and other forms of insurance providing insurance coverage to or for the Company or any of its Subsidiaries for events or occurrences arising or taking place in the case of occurrence type insurance, and for claims made and/or suits commenced in the case of claims-made type insurance, prior to the Initial Closing Date, are listed in Schedule 2.02(u) hereto and, except as set forth in said Schedule 2.02(u), all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are in full force and effect. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby.

                  (v) Customers. Schedule 2.02(v) hereto contains an accurate and complete list of the companies which the Company expects to be its top twenty customers in terms of revenue for calendar year 1999. Except as set forth in said Schedule, since July 31, 1999 neither the Company nor any of its Subsidiaries has lost or been notified in writing that it will lose any customer on Schedule 2.02(v), and no customer on said Schedule has notified the Company or any of its Subsidiaries in writing that it would in the event of a change of control of the Company cease to be a customer of the Company or its Subsidiaries.

                  (w) Accounts Receivable. The accounts receivable reflected on the balance sheet of the Company as of December 31, 1998 referred to in Section 2.02(f) above, and all accounts receivable arising between December 31, 1998 and the date hereof, arose from bona fide transactions in the ordinary course of business. Except as set forth in Schedule 2.02(w), no such account has been assigned or pledged to any other person, firm or corporation and no defense or set off to any such account to the Company's knowledge exists or has been asserted in writing by the account obligor in excess of reserves provided therefor.

                  (x) Offering of Securities. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Convertible Preferred Stock, Common Stock or any similar securities of the Company has offered any such securities for sale to, or solicited any offers to buy any such securities from, or otherwise approached or negotiated with respect thereto with any person or persons under circumstances that involved the use of any form of general advertising or solicitation as such terms are defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act"); and, assuming the accuracy of the representations and warranties of the New Investors set forth in
Section 2.03 hereof, neither the Company nor any person acting on the Company's behalf has taken or will take any action (including, without limitation, any offer, issuance, sale of any securities of the Company under circumstances which might require the integration of such transactions with the placement of the Convertible Preferred Stock and Common Stock under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder) which would require that the offering, issuance, sale of the Convertible Preferred Stock and Common Stock to the New Investors be registered under the Securities Act.

                  (y) Related Party Transactions. Except as set forth in
Schedule 2.02(y) hereto and except for this Agreement and the transactions contemplated hereby, there are no existing arrangements or proposed transactions between the Company or any of its Subsidiaries and (i) any officer or director of the Company or any of its Subsidiaries or any of the Original Stockholders or any member of the immediate family of any of the foregoing persons (such officers, directors, governing board members, stockholders and family members being hereinafter individually referred to as a "Related Party") or (ii) any business (corporate or otherwise) which a Related Party owns, directly or indirectly, or in which a Related Party has an ownership interest.

                  (z) Broker's or Finders' Fees. Except as set forth in Schedule 2.02(z) hereto, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Original Stockholders directly with the Company and the New Investors, without the intervention of any person on behalf of the Original Stockholders and/or the Company in such manner as to give rise to any claim by any person against the Company or any of the New Investors for a finder's fee, brokerage commission or similar payment.

                  (aa) Knowledge. For purposes of this Agreement, "to the knowledge of the Company," "known to the Company," and words of similar import shall mean the actual knowledge of the Company's Chief Executive Officer and Chief Financial Officer after having made such inquiries of the executive officers of each of its Subsidiaries as shall be reasonably necessary to determine the accuracy of the relevant representation and warranty.

                  SECTION 2.03. Representations and Warranties of the New Investors. Each New Investor, severally and not jointly, represents and warrants to the Company and the Original Stockholders as follows:

                  (a) Authorization; Organization. The execution, delivery and performance by such New Investor of this Agreement and the Ancillary Agreements to which it is a party and the purchase and receipt by such New Investor of the Securities, have been duly authorized by all requisite action on the part of such New Investor, and will not violate any provision of law, any order of any court or other agency of government, the governing instrument of such New Investor, or any provision of any indenture, agreement or other instrument by which such New Investor or any of such New Investor's properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such New Investor. Each New Investor that is a partnership or limited liability company represents that it has been duly organized and is validly existing under the laws of its jurisdiction of organization.

                  (b) Validity. This Agreement has been duly executed and delivered by such New Investor and constitutes the legal, valid and binding obligation of such New Investor, enforceable in accordance with its terms. Each Ancillary Agreement to which such New Investor is a party, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of such New Investor, enforceable in accordance with its terms.

                  (c) Investment Representations. (i) Such New Investor is acquiring the Securities being purchased by it hereunder, for its own account, for investment, and not with a view toward the resale or distribution thereof.

                 (ii) Such New Investor understands that it must bear the economic risk of its investment for an indefinite period of time because the Securities are not registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such New Investor also understands that, except as provided in the Registration Rights Agreement, it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps which will make the provision of Rule 144 under the Securities Act available to permit resale of the Securities. Such New Investor agrees that it will not pledge, transfer, convey or otherwise dispose of the Securities except in a transaction that is the subject of either (i) an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol shall be satisfactory counsel, and may be relied on by the Company in making such determination), it being intended that the agreements contained in this sentence shall be construed consistently with the provisions relating to the same subject matter contained in the Registration Rights Agreement.

                (iii) Such New Investor represents that it is able to fend for itself in the transactions contemplated by this Agreement, and that it has the ability to bear the economic risks of its investment in the Securities for an indefinite period of time.

                 (iv) Such New Investor represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities. Each New Investor further represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission under the Securities Act with respect to its purchase of the Securities and that each New Investor that is a partnership or limited liability company has not been formed solely for the purpose of acquiring the Securities it is receiving hereunder.

                  (d) No Knowledge of Misrepresentations or Omissions. None of the New Investors has any knowledge that the representations and warranties of the Original Stockholders made in this Agreement qualified as to Material Adverse Effect or Materiality are not true and correct, or that those not so qualified are not true and correct in all material respects, and none of the New Investors has any knowledge of any material errors in, or material omissions from the Schedules to this Agreement.


                                   ARTICLE III

                                    COVENANTS


                  SECTION 3.01. Certain Covenants. During the period from the date of this Agreement to the Initial Closing Date, the Original Stockholders will cause the Company to, and the Company will, conduct its business and operations in the ordinary course consistent with past practice and use its reasonable efforts to preserve its relationships with business partners, suppliers, employees and customers. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement or as set forth in
Schedule 3.01 hereto, prior to the Initial Closing or the termination of this Agreement, without the prior written consent of the New Investors, the Original Stockholders will not permit the Company to, and the Company will not do any of the things specified in Section 2.02(g) above, except as set forth in Schedule
3.01 hereof.

                  SECTION 3.02. Rights of Inspection. During the period from the date of this Agreement to the Initial Closing Date, the Company shall, and shall cause its officers, directors, employees, representatives, advisors and agents to, afford, from the date hereof, the representatives, advisors and agents of the New Investors complete access at all reasonable times during normal business hours to its officers, employees, agents, properties, books, records and workpapers, and shall furnish the New Investors all financial, operating and other information and data that the New Investors may reasonably request through such representatives, advisors or agents. The Company shall promptly furnish to the New Investors a copy of all Material written correspondence, filings, communications (or memoranda setting forth the substance thereof) between the Company or any of its officers, employees, representatives, advisors or agents and any governmental entity with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings that are necessary for the consummation of the transactions contemplated by this Agreement.

                  SECTION 3.03. Notice of Certain Events. During the period from the date of the Agreement to the Initial Closing Date, the Company shall give the New Investors prompt notice of (i) the occurrence, or failure to occur, of any event that it believes would be likely to cause (x) any of the representations or warranties of the Original Stockholders contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect, (ii) any failure of the Company or the Original Stockholders to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any event of default under any agreement of the Company with respect to indebtedness of the Company or any Subsidiary for borrowed money or a purchase money obligation in excess of $25,000, and any event which, upon notice or lapse of time or both, would constitute such an event of default, that would permit the holder of such indebtedness or obligation to accelerate the maturity thereof, and (iv) any communications between the Company or any of its Subsidiaries and any governmental authority with respect to Material matters.

                  SECTION 3.04. Use of Proceeds. The Company shall apply (i) up to $60,957,995.80 of the proceeds from the sale of the Recapitalization Securities for the purchase of the Common Stock, Class B Common Stock and Series A Preferred Stock to be tendered by the Original Stockholders for redemption pursuant to Section 1.02, (ii) $20,000,000 to finance (w) capital expenditures approved by the Board of Directors for the expansion of the Company's business through additional acquisitions, (x) operating expenses approved by the Board of Directors of the Company or (y) general corporate purposes approved by the Board of Directors of the Company and (z) to pay all fees and expenses incurred by the Company in connection with the transactions contemplated hereby.

                  SECTION 3.05. Consents and Approvals. Prior to the Initial Closing Date, the Company and the New Investors shall promptly apply for or otherwise seek and use their respective best efforts to obtain all authorizations, consents, waivers and approvals (whether by or from any person, entity, court or governmental agency or authority) as may be required in connection with the consummation of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

                  SECTION 3.06. Hart-Scott-Rodino Act. Without limiting Section
3.05 or any of the foregoing, each of the parties shall file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act ("HSR Act"), shall use its reasonable best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings pursuant thereto that may be necessary, proper or advisable.

                  SECTION 3.07. Amended and Restated Certificate of Incorporation. Between the date hereof and the Initial Closing Date, the Company shall use its best efforts to cause the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of Delaware and to be effective. The Amended and Restated

Certificate of Incorporation shall authorize the Convertible Preferred Stock with the terms set forth in Exhibit A.

                  SECTION 3.08. Tax Sharing Agreements. Any existing Tax sharing agreements, arrangements or understanding (whether written or oral) relating to the Company or any of its Subsidiaries shall be terminated as of the Initial Closing Date, and no amount shall be owed under any such agreement, arrangement or understanding after the Initial Closing Date.

                  SECTION 3.09. Option Plan. (a) The Company will adopt a Stock Option Plan substantially in the form annexed hereto as Exhibit F (the "Option Plan").

                  (b) In the event that the Company becomes eligible to file a registration statement on Form S-8 of the Securities Act then, as soon as practicable thereafter, the Company shall file a registration statement on such Form with respect to the shares of Common Stock issued, or issuable, upon exercise of options issued under the Option Plan, and the Company's 1998 Stock Option Plan and 1999 Stock Option Plan.

                  SECTION 3.10. Restrictions. Without the consent of a majority in interest of the Original Stockholders, the Company will not amend, alter or repeal the terms of the Convertible Preferred Stock in a manner adverse to the Original Stockholders.

                  SECTION 3.11. Debt Financing. The New Investors shall negotiate in good faith with First Dominion Capital LLC the definitive terms of the senior debt financing on terms substantially as set forth in the Commitment Letter dated August 6, 1999 from First Dominion Capital LLC (the "First Dominion Commitment Letter").

                  SECTION 3.12. Equity Financing. Each New Investor shall, by making any necessary capital calls or other financing arrangements, have the cash necessary to purchase the shares of Convertible Preferred Stock to be purchased by such New Investor on the Initial Closing Date pursuant to Section 1.01.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT


                  SECTION 4.01. Conditions Precedent to the Obligations of the New Investors with Respect to the Initial Closing Date. The obligations of each New Investor hereunder is, at its option, subject to the satisfaction, on or before the Initial Closing Date, of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Original Stockholders and the Tendering Stockholders contained in this Agreement or in any certificate delivered to the New Investors pursuant hereto that are qualified with respect to Material Adverse Effect or Materiality shall be true and correct in all respects and all representations and warranties of the Original Stockholders and the Tendering Stockholders that are not so qualified shall be true and correct in all Material respects, in each case on and as of the Initial Closing Date as though made at and as of that date, and the Representative (as hereinafter defined) on behalf of each of the Original Stockholders and the Tendering Stockholders, severally and not jointly, shall have delivered to the New Investors a certificate to that effect.

                  (b) Compliance with Covenants. The Original Stockholders and the Tendering Stockholders and the Company shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by them at or prior to the Initial Closing Date, and the Representative on behalf of each of the Original Stockholders and the Tendering Stockholders, severally and not jointly, shall have delivered to the New Investors a certificate to that effect.

                  (c) Proceedings To Be Satisfactory. All proceedings to be taken by the Original Stockholders, the Tendering Stockholders or the Company in connection with the transactions contemplated hereby and the Ancillary Agreements and all documents incident thereto shall be reasonably satisfactory in form and substance to the New Investors and their counsel, and the New Investors and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  (d) Opinion of Counsel. The New Investors shall have received the opinion of Kirkpatrick & Lockhart LLP, counsel for the Company, dated the Initial Closing Date, satisfactory in form and substance to the New Investors and their counsel, to the effect set forth in Annex II hereto.

                  (e) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise impair the consummation of the transactions contemplated hereby.

                  (f) Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation shall have been duly adopted, and shall have been duly filed with the Secretary of State of the State of Delaware and become legally effective. The Amended and Restated Certificate of Incorporation shall authorize the Convertible Preferred Stock with the terms set forth in Exhibit A.

                  (g) Ancillary Agreements. On or prior to the Initial Closing Date, each of the Ancillary Agreements shall have been executed and delivered by the Company and, in the case of (i) the Escrow Agreement and the Assumption Agreement, by the Tendering Stockholders and (ii) the Stockholders Agreement and the Registration Rights Agreement, by Original Stockholders that do not tender all of their capital stock in the Company hereunder.

                  (h) Stockholders Agreements. Each of the shareholder agreements listed on Schedule 7.13 hereto with respect to which Original Stockholders are signatory (other than those described in Item 12) shall have been terminated by the parties thereto and shall no longer be in effect.

                  (i) Debt Financing. The Company shall have received not less than $71,000,000 in proceeds of senior debt financing (the "Senior Debt Financing") from First Dominion Capital LLC pursuant to documentation reasonably acceptable to the New Investors, unless the failure to obtain such proceeds results from the failure of the New Investors to accept the terms of such financing as set forth in the First Dominion Commitment Letter or the failure of the New Investors to negotiate the terms thereof in good faith.

                  (j) Consents and Assignments; HSR Act. The Company shall have obtained all consents required to be obtained by it pursuant to Section 2.02(q) hereof in form reasonably satisfactory to the New Investors. Without limiting the generality of the foregoing, all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  (k) Supporting Documents. On or prior to the Initial Closing Date, the New Investors and their counsel shall have received copies of the following supporting documents:

                  (i) (1) copies of the Certificate of Incorporation of the Company and each of its Subsidiaries and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, or such other state in which it is incorporated, (2) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and each of its Subsidiaries and listing all documents of the Company and each of its Subsidiaries on file with said Secretary and (3) telephone confirmation from said Secretary as of the close of business on the next business day preceding the Initial Closing Date as to the continued good standing of the Company and each of its Subsidiaries; and

                 (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Initial Closing Date and certifying: (1) that attached thereto is a true and complete copy of the By-laws of the Company and each of its Subsidiaries as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreement and that all such votes are still in full force and effect and are all the votes adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of Incorporation of the Company and each of its Subsidiaries have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

                  All such documents shall be satisfactory in form and substance to the New Investors and their counsel.

                  SECTION 4.02. Conditions Precedent to the Obligations of the Original Stockholders and the Company with Respect to the Initial Closing Date. The obligations of the Original Stockholders and the Company hereunder are, at their option, subject to the satisfaction, on or before the Initial Closing Date, of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the New Investors contained in this Agreement or in any certificate or document delivered to the Original Stockholders and the Company pursuant hereto shall be true and correct on and as of the Initial Closing Date as though made at and as of that date, and the New Investors shall have delivered to the Original Stockholders and the Company a certificate to such effect.

                  (b) Compliance with Covenants. The New Investors shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Initial Closing Date, and the New Investors, severally and not jointly, shall have delivered to the Original Stockholders and the Company a certificate to that effect.

                  (c) All Proceedings To Be Satisfactory. All corporate and other proceedings to be taken by the New Investors in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Original Stockholders, the Company and their counsel, and the Original Stockholders, the Company and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (d) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

                  (e) Ancillary Agreements. On or prior to the Initial Closing, the Ancillary Agreements shall have been executed and delivered by each party thereto other than the Original Stockholders.

                  (f) Debt Financing. The Company shall have entered into definitive agreements in respect of the Senior Debt Financing on terms substantially as set forth in the Commitment Letter and shall have received not less than $71,000,000 in proceeds from the Senior Debt Financing.

                  (g) HSR Act. All applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  SECTION 4.03. Conditions Precedent to the Obligations of the New Investors with Respect to Each Subsequent Closing. The obligations of each of the New Investors to purchase and pay for the Additional Preferred Shares being purchased by such New Investor on each Subsequent Closing Date are, at such New Investor's option, subject to the satisfaction, on or before such date, of the following conditions:

                  (a) Consummation of Initial Closing and Each Prior Subsequent Closing. On the Initial Closing Date the Company shall have issued and sold the Recapitalization Securities, and on each prior Subsequent Closing Date, the Company shall have issued and sold the Additional Preferred Shares being issued and sold on such Subsequent Closing Date.

                  (b) Preliminary Documentation. A Put Notice shall have been given and shall have been delivered to the New Investors pursuant to Section 1.04(c) hereof.

                  (c) Opinion of Counsel. The New Investors shall have received from Kirkpatrick & Lockhart LLP (or such other counsel satisfactory to the New Investors) an opinion dated such Subsequent Closing Date confirming the opinion delivered by such counsel in accordance with Section 4.01(d) hereof, with such other changes as may be required as a result of the transactions contemplated by this Agreement.

                  (d) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the New Investors and their counsel, and the New Investors and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (e) Supporting Documents. On or prior to such Subsequent Closing Date, the New Investors and their counsel shall have received copies of the supporting documents referred to in Section 4.01(k) above as if such Subsequent Closing Date were the Initial Closing Date.

                  All such documents shall be reasonably satisfactory in form and substance to the New Investors and their counsel.

                  In the event that the Certificate of Incorporation and/or By-laws of the Company shall not have been amended since the Initial Closing Date, the Company may, in lieu of furnishing such documents, cause the certificate with respect thereto contemplated by paragraphs 4.01(k)(i) and 4.01(k)(ii) above to be replaced by a certificate as to the fact that such documents were previously furnished and as to the absence of any amendments thereto.

                  (f) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise impair the consummation of the transactions contemplated hereby.

                  (g) Consents; HSR Act Waiting Period. The Company shall have obtained all consents required to be obtained pursuant to Section 3.05 hereof. Without limiting the generality of the foregoing, all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  SECTION 4.04. Conditions Precedent to the Obligations of the Company with Respect to Each Subsequent Closing. The obligations of the Company to issue and sell the Additional Preferred Shares on each Subsequent Closing Date are, at its option, subject to the satisfaction, on or before such date, of the following conditions:

                  (a) Consummation of Initial Closing and Each Prior Subsequent Closing. On the Initial Closing Date the New Investors shall have purchased and paid for the Recapitalization Securities, and on each prior Subsequent Closing Date, the

New Investors shall have purchased and paid for the Additional Preferred Shares being issued and sold on such Subsequent Closing Date.

                  (b) Representations and Warranties to Be True and Correct. The representations and warranties contained in Section 2.03 hereof as made by the New Investors shall be true and correct in all material respects on such Subsequent Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                  (c) Performance. Each New Investor shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at such Subsequent Closing Date.

                  (d) All Proceedings to Be Satisfactory. All corporate, limited liability company or partnership and other proceedings to be taken by each New Investor and all waivers and consents to be obtained by any New Investor in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel.


                                    ARTICLE V

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION


                  SECTION 5.01. Survival of Representations. Subject as set forth below, all representations and warranties made by any party hereto in this Agreement or pursuant hereto shall survive for a period of one year, except that
(i) the representations and warranties contained in Sections 2.02(p), 2.02(r) and 2.02(t) shall survive for the applicable statute of limitations period, including any extensions thereof obtained or consented to by the party against whom indemnification is sought, and (ii) representations and warranties contained in Sections 2.01(c) and 2.02(e) shall survive without limitation.

                  SECTION 5.02. Tax Indemnity. (a) Regardless of any disclosure made to the New Investors or the Company, the Tendering Stockholders, severally and not jointly, agree to, and shall, indemnify, defend and hold the New Investors, the Company and their respective affiliates harmless from and against:

                  (i) a breach of any representations or warranties relating to Taxes set forth in subsections (viii), (ix), (x), (xi) and (xiii) of
         Section 2.02(p);

                 (ii) without duplication of amounts payable under Section 5.02(a)(i), any and all Taxes incurred by, imposed upon or attributable to the Company, any of its Subsidiaries or any Tax Group for any taxable period (or portion thereof) ending on or before the Initial Closing Date, except to the extent that such Taxes were (w) paid on or prior to the last date covered by the most recent financial statements attached hereto as Schedule 2.02(f), (x) specifically reserved for on the most recent financial statements attached as Schedule 2.02(f) hereto, (y) incurred by the Company and its Subsidiaries in the ordinary course of their business between the date specified in clause
         (w) of this Section 5.02(a)(ii) and the Initial Closing Date, or (z) incurred in connection with transactions explicitly contemplated by this Agreement or in connection with transactions for which the New Investors' prior written consent has been obtained pursuant to Section 3.01;

                (iii) in connection with Taxes described in Section 5.02(a)(i) and (ii) and with any efforts to mitigate such Taxes pursuant to
         Section 5.03(g), all reasonable fees and expenses (including all reasonable legal, accounting and other professional fees and expenses) incurred by the Company or any of its Subsidiaries or any other party hereto.

                  It is understood and agreed that the Tendering Stockholders shall not have any liability under this Section 5.02 unless the aggregate amount of all Taxes for which the Tendering Stockholders would be liable exceeds $100,000; provided, however, that the total liability of the Tendering Stockholders under this Section 5.02 shall not exceed $9,000,000 or, with respect to any particular Tendering Stockholder, the amount of cash actually received by such Tendering Stockholder pursuant to this Agreement. The parties agree that the tax payable associated with the disclosure made in Schedule 2.02(p)(1) with respect to the taxable year ended December 31, 1998 and the portion of the 1999 taxable year up to the Initial Closing Date shall be an obligation of the Original Stockholders pursuant to Section 5.02(a)(ii) and that the aggregate amount of such liability shall be counted for purposes of calculating the $100,000 threshold amount set forth in the immediately preceding sentence. The obligation of the Tendering Stockholders to make indemnification payments to the Company pursuant to this Section 5.02 shall be satisfied by the payment in cash solely to and for the benefit of the New Investors of the aggregate amount of all Taxes for which the Tendering Stockholders would be liable hereunder. It is understood that any such payment to the New Investors shall be treated for tax and financial reporting purposes as an adjustment of the purchase price paid by the New Investors pursuant to Section 1.01(b).

                  (b) The Company agrees to, and shall, indemnify, defend and hold the Original Stockholders harmless from and against (i) any and all Taxes incurred by, imposed upon or attributable to the Company or any of its Subsidiaries for any taxable period (or portion thereof) beginning after the Initial Closing Date or (ii) Taxes for any period beginning before the Initial Closing Date that are described by subclauses (x), (y) or (z) of Section 5.02(a)(ii).

                  (c) For purposes of paragraphs (a) and (b) above, (i) any interest, penalty or additional charge included in Taxes shall be deemed to be a Tax for the period in which the item on which the interest, penalty or additional charge is based, and not a Tax for the periods during which the item accrues and (ii) with respect to any taxable year that does not end on the Initial Closing Date, the amount of any Taxes attributable to the portion of such year that ends on the Initial Closing Date shall be determined in the case of Taxes determined on a periodic basis, such as real estate Taxes, pro rata based on the number of days in the portion of such taxable year ending on the Initial Closing Date relative to the number of days in the portion of such taxable year beginning after the Initial Closing Date, and, in the case of all other Taxes on a closing of the books method.

                  (d) The indemnities provided for in this Section 5.02 shall be the exclusive indemnities for Taxes under this Agreement and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation (including extensions thereof) for the Taxes referred to herein and any Taxes subject to indemnification under this
Section 5.02 shall not be subject to the provisions of Section 5.03, with the exception of: clause (i) of the second paragraph of Section 5.03(a), the third paragraph of Section 5.03(a), 5.03(c) and 5.03(g).

                  (e) Timing Adjustments. In the event a final determination (which shall include the execution of a Form 870-AD or successor form) results in a timing difference (e.g. an acceleration of income or delay of deductions) that actually increases the amount paid by the indemnifying party pursuant to
Section 5.02(a) or Section 5.02(b), the party that actually received such enhanced indemnification payment (the "Indemnitee") shall promptly make a payment to such indemnifying party as and when such Indemnitee actually realizes any Tax benefit as a result of such timing difference in an amount equal to the amount of such Tax benefit; it being understood that the amount of such payment made by the Indemnitee shall in no event exceed the amount originally received by the Indemnitee on account of such timing difference. Such Tax benefit for federal, state and local income tax purposes, shall be computed for any year using the Indemnitee's actual tax liability with and without giving effect to such timing difference.

                  (f) Procedures Relating to Indemnification of Tax Claims. If a claim shall be made by any taxing authority (including the commencement of an audit or examination), which, if successful, might result in an indemnification payment to any Indemnitee pursuant to Section 5.02(a) or Section 5.02(b), such Indemnitee shall promptly notify the party or parties that would be responsible for such indemnification payment (the "Indemnitor") in writing of such claim (a "Tax Claim") (it being understood that if the Original Stockholders are the Indemnitor, such notice shall be given to the Representative (as defined in Section 7.04) acting on behalf of the Original Stockholders); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnitors shall have been actually prejudiced as a result of such failure (except that the Indemnitors shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice).

                  With respect to any Tax Claim, the Indemnitee shall control all proceedings taken in connection with such Tax Claim (including the selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto; provided, however, that in no case shall any Indemnitee or any affiliate thereof settle or compromise any Tax Claim or pay the Tax claimed and sue for a refund without the prior written consent of the Indemnitor (it being understood that if the Original Stockholders are the Indemnitor, such consent may be given by the Representative acting on behalf of the Original Stockholders), which consent shall not be unreasonably withheld or conditioned. The Indemnitor shall be entitled to participate in the defense of any Tax Claim and employ counsel (not reasonably objected to by the Indemnitee), at its own expense, separate from the counsel employed by the Indemnitee; it being understood that the Indemnitee shall control such defense.

                  The New Investors, the Company, the Original Stockholders and each of their respective Affiliates shall cooperate with each other in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and provision upon request of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. It is understood that the party requesting such cooperation shall pay the out-of-pocket expenses incurred by the party from which cooperation is requested.

                  SECTION 5.03.  General Indemnity.

                  (a) Indemnification by the Tendering Stockholders. Each Tendering Stockholder, severally and not jointly, shall indemnify the New Investors and the Company, their respective affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party (other than any relating to

Taxes, for which indemnification provisions are set forth in Section 5.02) to the extent arising (i) from any breach of any representation or warranty of the Original Stockholders or the Tendering Stockholders contained in this Agreement or in any certificate delivered by the Original Stockholders or the Tendering Stockholders pursuant hereto and (ii) from any breach of any covenant of the Original Stockholders or the Tendering Stockholders contained in this Agreement attributable to periods prior to the Closing; provided, however, that the Tendering Stockholders shall not have any liability under clause (i) above unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which the Tendering Stockholders would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $1,000,000 and then only to the extent of any excess over $250,000; provided, further, however, that no Tendering Stockholder's liability under clauses (i) and/or (ii) above shall exceed in any event 20% of the cash proceeds actually received by such Tendering Stockholder pursuant to the redemptions and purchases described in Section 1.02(b) herein. It is understood and agreed, however that (i) the limitations on the liability of each Tendering Stockholder set forth in this Section 5.03(a) shall not apply to a breach of the representations and warranties of such Tendering Stockholder contained in Section 2.01(c) and (ii) the obligation of the Tendering Stockholders to make indemnification payments to the Company pursuant to this Section 5.03 shall be satisfied by the payment in cash solely to and for the benefit of the New Investors of the aggregate amount of losses, liabilities, costs and expenses for which the Tendering Stockholders are liable hereunder. It is understood that any such payment to the New Investors shall be treated for tax and financial reporting purposes as an adjustment of the purchase price paid by the New Investors pursuant to Section 1.01(b).

                  Each of the New Investors acknowledges and agrees that, (i) other than the representations and warranties of the Original Stockholders and the Tendering Stockholders specifically contained in this Agreement, there are no representations or warranties of the Original Stockholders and the Tendering Stockholders either expressly or implied with respect to the transactions contemplated hereby, the Company, its Subsidiaries or their respective assets, liabilities and business and (ii) neither the New Investors nor any other person shall have any claim or right to indemnification pursuant to this Article V with respect to any information, documents or materials furnished prior to the Closing by the Original Stockholders, the Company or its Subsidiaries or any of their officers, directors, employees, agents or advisors.

                  Each of the New Investors and the Company further acknowledges and agrees that, should the Closing occur, the sole and exclusive remedy with respect to any and all claims relating to this Agreement, the transactions contemplated hereby, the Company and its Subsidiaries and their respective assets, liabilities and business (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article 5.

                  (b) Indemnification by the New Investors. Each of the New Investors shall, and shall cause the Company and the Subsidiaries to, indemnify each of the Original Stockholders, their affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 5.02) to the extent arising from (i) any breach of any representation or warranty of the New Investors contained in this Agreement or in any certificate delivered by the New Investors pursuant hereto, and (ii) any breach of any covenant of the New Investors contained in this Agreement; provided, however, that the New Investors shall not have any liability under clauses (i) or (ii) above for any breach if the Original Stockholders had knowledge of such breach at the time of the Closing.

                  (c) Losses Net of Insurance, Tax Benefit etc. The amount of any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this Article 5 shall be net of any amounts recovered or recoverable by the indemnified party (which, in the case of the New Investors, shall include the Company and its Subsidiaries) under insurance policies with respect to such loss, liability, claim, damage, expense or Tax (collectively, a "Loss") and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect a final determination (which shall include the execution of

Form 870-AD or successor form) with respect to the indemnified party's liability for Taxes and payments to reflect such adjustment shall be made if necessary. Any indemnity payment under this Agreement shall be treated as an adjustment to the purchase price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the purchase price for United States Federal Income Tax purposes.

                  (d) Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto (i) pursuant to Sections 5.03(a)(i) and 5.03(b)(i) hereof, shall terminate when the applicable representation or warranty terminates pursuant to Section 5.01 hereof, and (ii) pursuant to Sections 5.03(a)(ii) and 5.03(b)(ii) hereof, shall not terminate; provided, however, that such obligations to indemnify and hold harmless shall not in any event terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

                  (e) Procedures Relating to Indemnification (Other than under
Section 5.02). In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Section 5.02) in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within five business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

                  If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party thereof, to assume the defense thereof with counsel selected by the indemnifying party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof.

If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

                  If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third party Claim, and which releases the indemnifying party completely in connection with such Third Party Claim.

                  All claims under Sections 5.03(a) or 5.03(b) hereof other than Third Party Claims shall be governed by Section 5.03(f) hereof.

                  (f) Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 5.03(a) or 5.03(b) hereof that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Sections 5.03(a) or 5.03(b) hereof, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 10 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Sections 5.03(a) or 5.03(b) hereof, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 5.03(a) or 5.03(b) hereof and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute.

                  (g) Mitigation. The Original Stockholders, the New Investors and the Company and its Subsidiaries shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability, including pursuing remedies under the Company's acquisition agreements. In the event that parties shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if such party had made such efforts.

                  In the event that the "indemnifying party" or the "indemnified party" as described in this Section 5.03 is the Original Stockholders or the Tendering Stockholders, then any notices required to be given to or by, and all other actions or decisions required to be taken or made by, such "indemnifying party" or "indemnified party" as provided in this Section 5.03, may be given to or by, or may be taken or made by, the Representative.


                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT


                  SECTION 6.01. Termination and Abandonment. This Agreement may be terminated at any time prior to the Closing:

                (a) by mutual consent of the Original Stockholders and the New Investors;

                (b) by the New Investors, (i) if the conditions set forth in
        Section 4.01 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Original Stockholders on or before October 20,

        1999, (ii) if there has been a material breach of a representation or warranty made by the Original Stockholders the effect of which is a Material Adverse Effect, or (iii) if there has been a breach by the Original Stockholders in any material respect of the covenants set forth in this Agreement which by its nature cannot be cured or eliminated;

                (c) by the Original Stockholders, if the conditions set forth in
        Section 4.02 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the New Investors on or before October 20, 1999.

                  SECTION 6.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except as follows: (i) the obligations imposed by Sections
7.02 and 7.03 hereof shall survive the termination and (ii) nothing herein shall relieve any party from liability for any breach hereof.


                                   ARTICLE VII

                                  MISCELLANEOUS


                  SECTION 7.01. Consent to Common Stock Redemption. Each of the New Investors and the Original Stockholders that will be a holder of outstanding shares of Common Stock or Convertible Preferred Stock, as the case may be, immediately after giving effect to the transactions contemplated hereby, consents to the redemption and purchase by the Company of all the issued and outstanding shares of capital stock tendered by the Original Stockholders pursuant to Section 1.02 hereof.

                  SECTION 7.02. Expenses, Etc. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, provided, however, that the Company agrees that it will pay the reasonable fees and disbursements of the New Investors' legal and accounting advisors; provided, further, however, that in the event the transactions contemplated hereby are not consummated, the Company shall only be obligated to the New Investors pursuant to this Section 7.02 if (i) within 9 months of the date hereof, the Company agrees to a transaction or a series of transactions that are subsequently consummated with a third party or parties concerning the sale of at least 80% of the shares of capital stock of the Company at a price of at least $7.90 per share or (ii) such failure to consummate the transactions contemplated hereby results from the termination of the Agreement by the New Investors pursuant to Section 6.01(b)(ii) or (iii) hereof. In addition, at the Initial Closing, the Company shall pay a financing fee of $567,150 to Willis Stein and $567,150 to BCI. The Original Stockholders, on the one hand, and the New Investors, on the other hand, will indemnify the other and hold it harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party. Notwithstanding the foregoing, it is understood and agreed that all fees and expenses of BGC shall be paid in accordance with Schedule 7.02. BGC hereby acknowledges that such payment shall be in full satisfaction of any all fees, expenses or obligations of any kind whatsoever (other than the indemnification obligations set forth therein which shall survive in accordance with their terms) with respect to the Company and the Original Stockholders that may be due to or payable to BGC, including without limitation pursuant to the engagement letter between the Company and BGC dated March 15, 1999.

                  SECTION 7.03. Publicity and Confidentiality. The parties hereto agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby. Each party shall furnish to the other drafts of all such press releases or announcements prior to their release. Nothing contained herein shall prevent any party from at any time furnishing any information required by any government authority. The Company, the New Investors and the Original Stockholders will not disclose or authorize the disclosure to third parties of any information relating to the terms and provisions of this Agreement and the transactions contemplated hereby without the consent of each other party (with the Representative acting on behalf of the Original Stockholders) which will not be unreasonably withheld; provided, however, such parties may disclose such information on a confidential basis to stockholders, investors and prospective investors, including affiliates. Nothing contained herein will prohibit either of the Parties from disclosing information (i) which is or becomes part of the public domain, (ii) was known to the one of the other parties prior to such disclosure, (iii) is received by one of the other parties from a third party under no obligation of secrecy to the one of the parties to this Agreement whose information is disclosed or (vi) is required by law or to governments and governmental agencies pursuant to subpoenas or other discovery and inquiry procedures; provided, however, that the party making such disclosure will use its reasonable efforts at the Company's expense to ensure that such governments and governmental agencies treat such materials as confidential to the extent permitted by law.

                  SECTION 7.04. Appointment, Duties and Indemnification of Representative. (a) Each Original Stockholder hereby appoints Sienna Limited Partnership II to act as "Representative" on its, his or her behalf hereunder and under the

Ancillary Agreements as set forth herein and therein. Each Original Stockholder hereby irrevocably authorizes the Representative to take such actions on its, his or her behalf and to exercise such powers as are specifically designated to the Representative by the terms and provisions of Sections 4.01, 5.02 and 5.03 of this Agreement, together with such actions and powers as are reasonably incidental thereto. Sienna Limited Partnership II hereby accepts such appointment as Representative.

                  (b) The Company and the New Investors shall be entitled to rely upon instructions from the Representative with respect to the giving of any notices to any Original Stockholder as an "indemnified party" or an "indemnifying party" hereunder or otherwise in connection with this Agreement. None of the Company or the New Investors shall be liable for any acts or omissions of the Representative in connection with the performance by the Representative of its obligations hereunder. Each Original Stockholder hereby appoints the Representative as its agent for purposes of the first sentence of this paragraph.

                  (c) To the fullest extent permitted by law, each Original Stockholder shall, on a pro rata basis, indemnify and hold harmless the Representative and its agents and representatives from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses to the extent relating to, resulting from or arising out of any act or omission of the Representative acting in such capacity under this Agreement or any instrument or other document delivered pursuant to this Agreement, including the Ancillary Agreements, other than for actions or omissions undertaken or performed in bad faith.

                  (d) By execution of this Agreement, each Original Stockholder hereby appoints the Representative his, her or its attorney-in-fact to act on such Original Stockholder's behalf and to take such actions and exercise such discretion as is required of the Representative pursuant to Sections 4.01, 5.02 and 5.03 of this Agreement, including, without limitation, the following:

                  (i) to execute, acknowledge, deliver, record and file all ancillary agreements, certificates and documents which the Representative or the Original Stockholders deem necessary or appropriate on behalf of the Original Stockholders in connection with Sections 4.01, 5.02 and 5.03 of this Agreement;

                 (ii) to receive service of process on behalf of the Original Stockholders in connection with any claims under Article V this Agreement.

                  SECTION 7.05. Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 7.06. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by national overnight courier service or first class certified mail, postage prepaid, or by telecopy addressed to such party at the address or telecopy number set forth below:

                  If to the Company, to it at:

                           Protocol Holdings, Inc.
                           2197 Ringling Blvd
                           Sarasota, Florida 34237

                           Attention: President
                           Telecopy:  (941) 906-1422

                  with a copy to:

                           Kirkpatrick & Lockhart LLP
                           1251 Avenue of the Americas
                           45th Floor
                           New York, New York 10020

                           Attention: John D. Vaughan, Esq.
                           Telecopy:  (212) 536-3901

                  and

                           Chadbourne & Parke LLP
                           30 Rockefeller Plaza
                           New York, New York 10112

                           Attention: Dennis J. Friedman, Esq.
                           Telecopy:  (212) 541-5369

                  If to any New Investor, to the address of such New Investor appearing on Schedule I hereto with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York  10111

                           Attention: Othon A. Prounis, Esq.
                           Telecopy:  212-841-5725

                  If to the Original Stockholders, to the address of such Original Stockholder appearing on Schedule II hereto or such other address or addresses as either party hereto shall have designated by notice in writing to the other party hereto.

                  SECTION 7.07. Amendments, Supplements, Etc. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by the Company, the New Investors and a majority in interest of the Original Stockholders.

                  SECTION 7.08. Entire Agreement. This Agreement, its Exhibits, Schedules and Annexes, and the Ancillary Agreements and the documents executed on the Initial Closing Date in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention or fact has been made by either party which is not embodied in this Agreement or such other documents, and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention or fact not embodied herein or therein.

                  SECTION 7.09. Applicable Law. THIS AGREEMENT AND ALL MATTERS RELATING TO THIS AGREEMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW RULES.

                  SECTION 7.10. Consent to Service of Process. Each of the parties irrevocably consents to the jurisdiction of the courts of the State of New York and located in the County of New York or any Federal court located in such County in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail return receipt requested directed to such person at such person's address for purposes of notices hereunder. In connection with any such action or proceeding, each of the parties hereby irrevocably (i) submits to the jurisdiction of such court,
(ii) waives any present or future objection to venue or jurisdiction in any such court, and any present or future claim that any such court is an inconvenient or otherwise inappropriate forum and (iii) agrees not to bring any action in respect of any claim or potential claim of the parties hereunder, whether by way of declaratory judgement or otherwise, in any other court.

                  SECTION 7.11. Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 7.12. Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by either party hereto without the prior written consent of the other party hereto.

                  SECTION 7.13. Stockholders Agreements. Effective at the Initial Closing, the shareholders agreements with respect to which Original Stockholders are signatory set forth on Schedule 7.13 are terminated and no party thereto shall have any further rights or obligations thereunder; provided, however, the Investors Rights Agreement described in Item 12 of Schedule 7.13 shall not be terminated but shall effective at the Initial Closing, without further action, be amended to omit therefrom the provisions of Section 1 thereof.

                  SECTION 7.14. Waiver of Dividend. Effective at the Initial Closing, each Original Stockholder that is a holder of the Company's Series A Preferred Stock waives any and all right to receive any and all dividends declared or payable with respect to the Series A Preferred Stock including without limitation the dividend declared by the Company's Board of Directors described in Item (v)(A) of Schedule 2.02(g) hereto.

                  SECTION 7.15. Stockholder Approval. The execution hereof by each Original Stockholder shall constitute such Original Stockholder's consent and approval, as a stockholder of the Company, to the consummation of each and all the transactions consummated hereby, including without limitation the Amendment and Restatement of the Company's Certificate of Incorporation set forth on Exhibit A and the adoption of the Option Plan.

                  SECTION 7.16. Supplement. Stockholders of the Company set forth on Schedule 7.16 who are not signatory hereto as of the date hereof may become "Original Stockholders" hereof by execution and delivery on or before the Initial Closing of an addendum in the form of Exhibit G hereto, agreeing to be bound hereby as if they were original signatories hereof.

                  SECTION 7.17. Waiver. At any time prior to the Initial Closing, the Original Stockholders, the Tendering Stockholders and the Company, on the one hand, and the New Investors, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other,
(ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                     PROTOCOL HOLDINGS, INC.


                                     By /s/ Stephen G. McLean
                                      ------------------------------
                                     Name: Stephen G. McLean
                                     Title:President and Chief Executive Officer



                                     WILLIS STEIN & PARTNERS II, L.P.


                                     By /s/ Robert C. Froetscher
                                      ------------------------------
                                     Name: Robert C. Froetscher
                                     Title: Managing Director



                                      WILLIS STEIN & PARTNERS DUTCH, L.P.


                                      By /s/ Robert C. Froetscher
                                      ------------------------------
                                      Name: Robert C. Froetscher
                                      Title: Managing Director



                                      BCI GROWTH IV, L.P.
                                      By Glenpointe Associates, LLP,
                                      General Partner
                                      By Glenpointe Associates, LLC
                                      General Partner


                                      By /s/ Peter O. Wilde
                                      ------------------------------
                                      Name: Peter O. Wilde
                                      Title: General Partner

                                      BCI GROWTH V, L.P.
                                      By Glenpointe Associates V, LLC
                                      General Partner

                                      By /s/  Peter O. Wilde
                                      ------------------------------
                                      Name:  Peter O. Wilde
                                      Title: General Partner



                                      BCI INVESTORS, L.L.C.


                                      By /s/  Peter O. Wilde
                                      ------------------------------
                                      Name: Peter O. Wilde
                                      Title: General Partner



ORIGINAL STOCKHOLDERS:                SIENNA LIMITED PARTNERSHIP II
                                      By Sienna Associates
                                      General Partner


                                      By /s/ Daniel L. Skoff
                                      ------------------------------
                                      Name: Daniel L. Skoff
                                      Title: Chairman of the General Partners



                                      FIRST DOMINION CAPITAL


                                      By /s/ John L. Sabre
                                      ------------------------------
                                      Name: John L. Sabre
                                      Title: Senior Managing Director

                                      REGENT CAPITAL PARTNERS L.P.
                                      By Regent Capital Holdings II L.P.
                                      General Partner
                                      By Regent Capital Holdings Inc.
                                      General Partner


                                      By /s/ J. Oliver Maggard
                                      ------------------------------
                                      Name: J. Oliver Maggard
                                      Title: Managing Director



                                      BENEDETTO GARTLAND & COMPANY, INC.


                                      By /s/
                                      ------------------------------
                                      Name:
                                      Title:

                                      /s/ Kevin N. Blayne
                                     ------------------------------
                                      Kevin N. Blayne



                                      /s/ Claude Cohen
                                     ------------------------------
                                      Claude Cohen


                                      /s/ Robert J. Conrads
                                     ------------------------------
                                      Robert J. Conrads



                                      ELIEZER COHEN CANADA CORPORATION


                                      By /s/ Claude Cohen
                                     ------------------------------
                                      Name: Claude Cohen
                                      Title:

                                      /s/ Richard F. Gaccione
                                     ------------------------------
                                      Richard F. Gaccione



                                      GACCIONE FAMILY LIMITED PARTNERSHIP


                                      By /s/ Richard F. Gaccione
                                     ------------------------------
                                      Name: Richard F. Gaccione
                                      Title: General Partner


                                      /s/ Robert C. Gust
                                     ------------------------------
                                      Robert C. Gust

                                      /s/ David Knafo
                                     ------------------------------
                                      David Knafo

                                      /s/ Andrew M. Knee
                                     ------------------------------
                                      Andrew M. Knee


                                      /s/ Richard Kommit
                                     ------------------------------
                                      Richard Kommit



                                      LA FIDUCIE FAMILLIALE COHEN


                                      By /s/ Claude Cohen
                                       ------------------------------
                                      Name: Claude Cohen
                                      Title: Trustee

                                      LA FIDUCIE FAMILLIALE KNAFO


                                      By  /s/ David Knafo
                                       ------------------------------
                                      Name:  David Knafo
                                      Title: Trustee


                                      /s/ Jerry D. Lewis
                                     ------------------------------
                                          Jerry D. Lewis



                                      /s/ Stephen G. McLean
                                     ------------------------------
                                          Stephen G. McLean


                                      /s/ David Van Derveer
                                     ------------------------------
                                          David Van Derveer


                                      /s/ Raymond P. Wilson
                                     ------------------------------
                                          Raymond P. Wilson

                                      QUIGLEY FAMILY TRUST


                                      By  /s/ Phillip J. Quigley
                                        ------------------------------
                                      Name:  Phillip J. Quigley
                                      Title: Trustee